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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the following registration statements (and any amendments thereto) of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of Sirius Satellite Radio Inc. and Subsidiary, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sirius Satellite Radio Inc. and Subsidiary and with respect to the balance sheet of Satellite CD Radio, Inc., both as included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

     Registration Statements (Form S-8 No. 333-119479, No. 333-81914,
No. 333-74752, No. 333-65473, No. 333-15085, No. 33-95118, No. 33-92588,
No. 333-31362, No. 333-62818, No. 333-81914, No. 333-100083, No. 333-101515,
No. 333-106020 and No. 333-111221) pertaining to the Sirius Satellite Radio Inc. 401(k) Savings Plan and Registration Statements (Form S-3 No. 333-115695,
No. 333-64344, No. 333-65602, No. 333-52893, No. 333-85847, No. 333-86003,
No. 333-10446 and No. 333-108387).


                                                /s/ Ernst & Young LLP


New York, New York
March 16, 2005